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                                                           EXHIBIT 23(c)

Exhibit 23(c) - Consent of Myles R. Tashman


First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966, New York, New York 10169


Board of Directors
First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966
New York, New York  10169-0999

Ms. Coleman and Gentlemen:

I hereby consent to the filing of this consent as an exhibit to the registration statement and to the use of my Opinion and Consent as
Exhibit 5 incorporated by reference in this registration statement. I also consent to the reference to my name under the heading
"Legal Matters" in the prospectus contained in said registration statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


Sincerely,

/s/  Myles R. Tashman



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